KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL SPECIALTY PLASTICS TITANIUM DIOXIDE PRODUCTS SOLD IN NORTH AMERICA

CRANBURY, NEW JERSEY – August 12, 2011 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all Specialty Plastics titanium dioxide products sold in North America.

Effective August 15, 2011, prices for all Kronos® specialty plastics grades sold in North America will be increased by 10 cents per pound.

This increase is in addition to the increases previously announced.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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